Exhibit 10.3

AMENDMENT TO

STOCK ESCROW AGREEMENT

This Amendment, dated as of August 9, 2021 (this “Amendment”), to the Stock Escrow Agreement, dated as of November 4, 2019 (“Escrow Agreement”), is by and among Merida Merger Corp. I, a Delaware corporation (“Parent”), Leafly Holdings, Inc., a Washington corporation (the “Company”), Merida Holdings, LLC, a Delaware limited liability company (“Sponsor”), and Continental Stock Transfer & Trust Company (the “Escrow Agent”, and, together with Parent, the Company, and Sponsor, the “Parties”).

WHEREAS, in connection with the initial public offering of units of Parent, Sponsor deposited an aggregate of 3,250,388 shares (“Sponsor Promote Shares”) of common stock of Parent, par value $0.0001 per share, owned by it into escrow pursuant to the terms and conditions of the Escrow Agreement;

WHEREAS, concurrently with the execution of this Agreement, Parent will enter into that certain Agreement and Plan of Merger (as may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Merger Agreement”) by and among Parent, the Company, Merida Merger Sub, Inc., a Washington corporation, and Merida Merger Sub II, LLC, a Washington limited liability company;

WHEREAS, pursuant to (a) Section 4.04 of the Merger Agreement; (b) that certain Sponsor Agreement by and among Parent, the Company, and Sponsor dated as of the date hereof (“Sponsor Agreement”); and (c) Section 6.3 of the Escrow Agreement, on or prior to the date that the business combination contemplated by the Merger Agreement is completed (“Closing Date”), Sponsor will instruct the Escrow Agent to release from escrow a certain number of Sponsor Promote Shares (the “Forfeited Shares”) for the forfeiture and cancellation of such Forfeited Shares on the Closing Date, as applicable; and

WHEREAS, pursuant to Section 4.04 of the Merger Agreement and the Sponsor Agreement, Sponsor, Parent, and the Company agreed that, after giving effect to the forfeiture of the Forfeited Shares, following the Closing Date, the remaining Sponsor Promote Shares (the “Net Sponsor Promote Shares”) shall remain in escrow and either be released from escrow to the Sponsor upon the achievement of the conditions set forth herein or terminated and cancelled by Parent following the expiration of the Escrow Period (as defined below) in the event that the conditions set forth herein are not satisfied.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Amendments to Escrow Agreement. Effective as of the Effective Time (as defined in the Merger Agreement), the Escrow Agreement is hereby amended as follows:

(a) The recitals of the Escrow Agreement shall be deleted in their entirety and replaced with the recitals of this Amendment;

(b) Section 3 of the Escrow Agreement shall be deleted in its entirety and replaced with the following:

“3. Disbursement of the Escrow Shares.

(a) The Escrow Agent shall hold the Net Sponsor Promote Shares (such shares referred to herein as the “Escrow Shares”) until the termination of the Escrow Period (as defined below). The “Escrow Period” shall continue until the Business Day following the end of the three-year period beginning on the trading day after the Closing Date. During the Escrow Period, the Escrow Shares shall be released from escrow as follows:

(i) 50% of the Escrow Shares shall be released from escrow on the Closing Date in the event that the Minimum Cash Condition (as defined in the Merger Agreement) is satisfied; provided, that if the Company waives compliance with the Minimum Cash Condition pursuant to the Merger Agreement and the Closing Parent Cash (as defined in the Merger Agreement) delivered by Parent is equal to or exceeds $65,000,000, then the number of Escrow Shares to be released from escrow pursuant to this clause (i) will be reduced by the number of shares (“Sponsor Reduced Shares”) equal to the product of (A) 24,375 Sponsor Promote Shares multiplied by (B) the quotient of (1) the difference between the Closing Parent Cash and the amount of cash required to satisfy the Minimum Cash Condition, rounded up to the nearest $1,000,000 divided by (2) $1,000,000, up to a maximum reduction of 487,500 Sponsor Promote Shares, and the Sponsor Reduced Shares will remain in escrow until the occurrence of the Second Price Triggering Event pursuant to clause (iii) or forfeiture, as applicable;

(ii) 25% of the Escrow Shares shall be released from escrow upon the occurrence of the First Price Triggering Event (as defined in the Merger Agreement);

(iii) all Escrow Shares then held in escrow (including the Sponsor Reduced Shares, if any, and the Escrow Shares not yet released in connection with clause (ii) above), shall be released from escrow upon the occurrence of the Second Price Triggering Event (as defined in the Merger Agreement); and

(iv) if an Acceleration Event (as defined in the Merger Agreement) occurs at a time when Sponsor Promote Shares are held in escrow, then immediately prior to the consummation of such Change of Control (as defined in the Merger Agreement): (A) the applicable Triggering Event (as defined in the Merger Agreement) that has not previously occurred shall be deemed to have occurred and (B) the applicable Net Sponsor Promote Shares will be released from escrow.

(b) On the Business Day following the end of the Escrow Period, all Sponsor Promote Shares not released from escrow will be forfeited and cancelled by Parent. The Escrow Agent shall, upon written instructions from Parent, disburse the Escrow Shares to the Sponsor or terminate and cancel the Escrow Shares, as applicable, in accordance with the provisions of this Section 3. The Escrow Agent shall have no further duties hereunder after the disbursement or cancellation of the Escrow Shares in accordance with this Section 3.

(c) Sponsor acknowledges that, notwithstanding the release of any Escrow Shares from escrow hereunder, from the Closing Date until the date that is 180 days after the Closing Date, the Escrow Shares may not be transferred except to certain permitted transferees pursuant to the Sponsor Agreement dated on or about [__], 2021 among Parent, the Company, and Sponsor.”

(c) Section 5.5 of the Escrow Agreement shall be amended to remove the requirement for the “Representative” (as defined in the Escrow Agreement) to approve a successor escrow agent.

(d) Section 6.6 of the Escrow Agreement shall be deleted in its entirety and replaced with the following:

“6.6 Notices. All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

if to the Escrow Agent, to:

Continental Stock Transfer & Trust Company

One State Street Plaza, 30th Floor

New York, New York 10004

Attn:

Email:

if to Sponsor or to Parent prior to the Closing, to:

Merida Merger Corp. I

c/o Merida Holdings, LLC

641 Lexington Ave, 18th Floor

New York. NY 10022

Attn: Peter Lee

Email: plee@meridacap.com

with a copy, which shall not constitute notice, to:

Graubard Miller

The Chrysler Building

405 Lexington Avenue

New York, New York 10174

Attn: David Alan Miller, Esq.

Email: dmiller@graubard.com

if to the Company or to Parent following the Closing, to:

Leafly Holdings, Inc.

333 Elliott Avenue West, Suite 200

Seattle, WA 98119

Attn:

Email:

with a copy, which shall not constitute notice, to:

Weil, Gotshal & Manges LLP

201 Redwood Shores Parkway

Redwood Shores, CA 94065

Attn: Kyle C. Krpata, Esq.

Email: kyle.krpata@weil.com

(e) Section 6.7 of the Escrow Agreement shall be deleted in its entirety and Section 6.8 shall be renumbered as Section 6.7.

2. The Escrow Agreement shall remain in full force and effect except as expressly amended by this Amendment. Upon the execution and delivery hereof, the Escrow Agreement shall thereupon be deemed to be amended in accordance with the terms set forth herein as fully and with the same effect as if the amendments made hereby were originally set forth in the Escrow Agreement, and this Amendment and the Escrow Agreement shall henceforth be read, taken and construed as one and the same instrument.

3. This Amendment shall be construed and enforced in accordance with the laws of the State of New York without giving effect to the conflict of laws principles thereof.

4. If the Merger Agreement is validly terminated pursuant to and in accordance with Section 11.01 of the Merger Agreement, this Amendment shall forthwith become void and of no further force and effect and there shall be no liability or obligation on the part of Parent, the Company, Sponsor and the Escrow Agent.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

PARENT:

MERIDA MERGER CORP. I

By:	/s/ Peter Lee
	Name:	Peter Lee
	Title:	President and Chief Financial Officer

SPONSOR:

MERIDA HOLDINGS, LLC

By:	/s/ Mitchell Baruchowitz
	Name:	Mitchell Baruchowitz
	Title:	Managing Member

[Signature Page to Amendment to Stock Escrow Agreement]

COMPANY:

LEAFLY HOLDINGS, INC.

By:	/s/ Yoko Miyashita
	Name:	Yoko Miyashita
	Title:	Chief Executive Officer

[Signature Page to Amendment to Stock Escrow Agreement]

ESCROW AGENT:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Steven Vacante
	Name:	Steven Vacante
	Title:	Vice President

[Signature Page to Amendment to Stock Escrow Agreement]